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Exhibit 99.1

 INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Gateway Bancorp

        We have audited the accompanying consolidated balance sheet of Gateway Bancorp and subsidiary (collectively, the "Company") as of December 31, 2010, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2010, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America ("GAAP").

        As more fully described in Note 1 to the accompanying financial statements, in December 2009 Gateway Business Bank (the "Bank"), a wholly owned subsidiary of Gateway Bancorp, entered into a formal supervisory agreement (commonly referred to as a "Consent Order" or the "Order") with its regulators. The Order is a formal corrective action pursuant to which the Bank has agreed to address specific areas through the adoption and implementation of procedures, plans and policies designed to enhance the safety and soundness of the Bank. The Order specifies certain timeframes for meeting these requirements, and the Bank must furnish periodic progress reports to the Federal Deposit Insurance Corporation and the California Department of Financial Institutions regarding its compliance with the Order. The Order will remain in effect until modified or terminated by the Company's regulators. Management cannot predict the future impact of the Order upon the Company's business, financial condition or results of operations, and there can be no assurance when or if the Bank will be in compliance with the Order, or whether the regulators will take further action against the Company and/or the Bank. The accompanying financial statements do not reflect the impact of this uncertainty.

        Our originally issued audit report dated April 26, 2011, which expressed an unqualified opinion on the Company's December 31, 2010 consolidated financial statements, included references to certain supplementary information and to a report (also dated April 26, 2011) on our consideration of the Company's internal control and on tests of its compliance with certain provisions of laws, regulations, contracts and grants, as required by Governmental Auditing Standards issued by the Comptroller General of the United States of America. Such information, which is not required by GAAP, has been omitted from this report and the accompanying presentation.

        As discussed in Note 2 to the accompanying financial statements, effective December 31, 2010 the Company adopted Accounting Standards Update No. 2010-20—Receivables. The adoption of this guidance only affects the Company's disclosures of financing receivables (Note 4) and not any of its consolidated financial statements.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
Newport Beach, California April 26, 2011 (except for Note 4 and the sixth paragraph of this report, as to which the date is November 1, 2011)

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2010

ASSETS
Cash	$1,771,159
Interest bearing deposits with financial institutions	61,657,753

Cash and cash equivalents	63,428,912
Securities held-to-maturity (fair value of $106,654)	96,235
Securities available-for-sale (at fair value)	90,885
Loans held for sale (at fair value)	41,414,437
Loans held for investment, net	82,781,959
Servicing rights, net	578,577
Premises and equipment, net	666,690
Accrued interest receivable	546,529
Other real estate owned	2,161,054
Federal Home Loan Bank stock (at cost)	689,400
Deferred income taxes	3,278,122
Intangible assets	525,449
Other assets	1,930,873

Total assets	$198,189,122

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits	$163,790,606
Accounts payable and accrued liabilities	4,429,516
Income taxes payable	5,531
Accrued interest payable	70,911

Total liabilities	168,296,564

Commitments and Contingencies (Note 14)
Stockholders' Equity
Common stock, no par value; 1,000,000 shares authorized; 9,999 shares issued and outstanding	20,662,476
Retained earnings	9,291,246
Accumulated other comprehensive loss	(61,164)

Total stockholders' equity	29,892,558

Total liabilities and stockholders' equity	$198,189,122

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

INTEREST INCOME
Loans	$8,004,831
Federal funds sold and investments	128,864

Total interest income	8,133,695

INTEREST EXPENSE
Deposits	2,450,810
Borrowings	985

Total interest expense	2,451,795

NET INTEREST INCOME	5,681,900
PROVISION FOR LOAN LOSSES	2,775,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,906,900

NONINTEREST INCOME
Net gain on sale of loans	34,287,382
Fair value adjustment on loans held for sale	492,097
Loan servicing income	288,204
Service charges and miscellaneous fees	213,620
Loss on sale of other real estate owned	(1,026,339)
Other	35,449

Total noninterest income	34,290,413

NONINTEREST EXPENSE
Salaries and employee benefits	22,392,318
Occupancy and equipment	3,109,969
Professional fees	2,605,087
Office	1,429,510
Marketing and promotional	1,336,752
Data processing	943,549
Provision for other real estate owned	670,634
FDIC/DFI Assessments	520,724
Loan Fees	477,053
Credit Report Fees	459,112
Amortization of mortgage servicing rights	56,320
Other	2,234,461

Total noninterest expense	36,235,489

INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	961,824
PROVISION FOR INCOME TAXES	691,654

NET INCOME	$270,170

BASIC AND DILUTED EARNINGS PER SHARE	27.02

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the Year Ended December 31, 2010

NET INCOME	$270,170
OTHER COMPREHENSIVE LOSS, net of tax
Unrealized loss on securities available-for-sale, net of taxes of $27,217	(37,523)

COMPREHENSIVE INCOME	$232,647

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

For the Year Ended December 31, 2010

	Common Stock			Accumulated Other Comprehensive Loss
			Retained Earnings
	Shares	Amount			Total
BALANCE—January 1, 2010	9,999	$20,662,476	$9,021,076	$(23,641)	$29,659,911
Other comprehensive loss—unrealized loss on securities available-for-sale	—	—	—	(37,523)	(37,523)
Net income	—	—	270,170	—	270,170

BALANCE—December 31, 2010	9,999	$20,662,476	$9,291,246	$(61,164)	$29,892,558

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$270,170
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of loans held for sale	(34,287,382)
Depreciation and amortization	306,536
Provision for loan losses	2,775,000
Fair value adjustments on loans held for sale	(492,097)
Amortization of deferred loan (fees) costs	(319,374)
Origination of loans held for sale	(867,841,397)
Proceeds from sales of loans held for sale	900,837,324
Loss on sale of other real estate owned	1,026,339
Provision for other real estate owned	670,634
Loss on disposal of fixed assets	44,500
Fair value adjustments of mortgage servicing rights	(53,027)
Changes in operating assets and liabilities:
Accrued interest receivable	56,196
Other assets	(94,803)
Income taxes receivable	4,510,528
Deferred income taxes	(86,358)
Accounts payable and accrued liabilities	(959,919)
Accrued interest payable	(63,591)

Net cash provided by operating activities	6,299,279

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities and principle paydowns on securities held-to-maturity	24,316
Net change in loans held for investment	11,860,232
Purchases of premises and equipment	(62,682)
Proceeds from sale of property and equipment	8,500
Proceeds from recovery of loans previously charged off	946,310
Purchase of Federal Home Loan Bank stock	86,200
Proceeds from sale of other real estate owned	6,160,056

Net cash provided by investing activities	19,022,932

CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in noninterest bearing deposits	(502,768)
Net decrease in interest bearing deposits	(17,986,859)

Net cash used in financing activities	(18,489,627)

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,832,584
CASH AND CASH EQUIVALENTS—beginning of year	56,596,328

CASH AND CASH EQUIVALENTS—end of year	$63,428,912

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
Interest on deposits and other borrowings	$2,246,382

Income taxes	$7,207

Noncash transactions:
Transfer of loans to other real estate owned	$1,550,638

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

1. ORGANIZATION AND REGULATORY MATTERS

Organization

        Gateway Bancorp is a bank holding company organized and incorporated in the state of California (the "Holding Company"). The Holding Company was formed in 2001 for the purpose of acquiring Gateway Business Bank ("Gateway" or the "Bank"), formerly known as Bank of Lakewood, and Mission Hills Mortgage Corporation ("MHMC"). MHMC operated as a subsidiary of the Bank until they merged in October 2002. MHMC now operates as a division of Gateway under the name of Mission Hills Mortgage Bankers (the "Mortgage Division").

        The Bank is chartered by the California Department of Financial Institutions ("DFI"). In addition, its customers' deposit accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum amount allowed by federal regulations. The Bank provides a full range of banking services to small and medium—size businesses, professionals, and the general public throughout Los Angeles and Orange County and is subject to competition from other financial institutions. The operating results of the Bank may be significantly affected by changes in market interest rates and by fluctuations in real estate values in the Bank's primary service areas. The Bank is regulated by the DFI and FDIC and undergoes periodic examinations by those regulatory authorities. The Bank operates three commercial banking branches and approximately 20 loan production branches in its Mortgage Division throughout California, Oregon and Arizona.

Consent Order

        On December 3, 2009, the members of the Board of Directors ("Board") of Gateway agreed to the issuance of a consent order from the FDIC and the DFI. The Order is a formal corrective action pursuant to which the Bank has agreed to address specific areas through the adoption and implementation of procedures, plans and policies designed to enhance the safety and soundness of the Bank. These affirmative actions include management assessment, increased Board participation, implementation of plans to address capital, disposition of assets, allowance for loan losses, reduction in the level of classified and delinquent loans, profitability, strategic planning, liquidity and funds management, and sensitivity to market risk. In addition, the Bank is required to maintain specified capital levels, notify the FDIC and the DFI of director and management changes and obtain prior approval of dividend payments. The Order specifies certain timeframes for meeting these requirements, and the Bank must furnish periodic progress reports to the FDIC and DFI regarding its compliance with the Order. The Order will remain in effect until modified or terminated by the FDIC and the DFI.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

        The consolidated financial statements have been prepared using accounting principles generally accepted in the U.S. ("GAAP") and include the accounts of Gateway Bancorp and its wholly owned subsidiary, Gateway Business Bank, collectively referred to herein as the "Company".

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

        The preparation of the accompanying consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Significant items subject to such estimates and assumptions include valuation allowances for loans receivable, valuation of mortgage servicing rights and loans held for sale, derivative instruments, and inventories of deferred income tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

        For purposes of the statements of cash flows, cash and cash equivalents include cash on hand and amounts due from banks, federal funds sold and excess balances held at the Federal Reserve. Generally, federal funds and excess deposits at the Federal Reserve are purchased and sold for a one-day period.

Interest-Bearing Deposits with Financial Institutions

        Interest-bearing deposits with financial institutions mature within one year or have no stated maturity date and are carried at cost.

Securities Held-to-Maturity

        Securities that the Bank has both the ability and intent to hold to maturity are classified as "held-to-maturity." These securities are carried at cost and adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to income over the period to maturity. Other-than-temporary impairment on securities held-to-maturity relating to credit losses are recorded in the statement of operations. The Company does not hold any securities classified as "trading".

Securities Available-for-Sale

        Securities classified as "available-for-sale" are carried at fair value. Unrealized holding gains and losses are excluded from operations and reported as a separate component of stockholders' equity as accumulated other comprehensive income (loss), net of income taxes, unless the security is deemed other than temporarily impaired. If the security is determined to be other than temporarily impaired, the amount of the impairment is charged to operations. Realized gains and losses on the sale of securities available-for-sale are reflected in operations and determined using the specific-identification method.

Federal Home Loan Bank Stock

        The Bank's investment in Federal Home Loan Bank stock represents equity interest in the Federal Home Loan Bank and the Federal Reserve Bank, respectively. The investments are recorded at cost.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Held-For-Sale

        The Bank's loans held for sale consist of residential mortgage loans and are accounted for at fair value, with changes in fair value during the period reflected in operations. Origination fees and costs are recognized in earnings at the time of origination for newly originated loans held for sale.

        All of the Bank's loans held for sale are GSE-eligible at December 31, 2010. These loans have reliable market price information and the fair value of these loans at December 31, 2009 was based on quoted market prices of similar assets and included the value of loan servicing.

        In scenarios of market disruptions where the current secondary market prices generally relied on to value, GSE-eligible mortgage loans may not be readily available. In these circumstances, the Company may consider other factors, including: 1) quoted market prices for to-be-announced securities (for agency-eligible loans); 2) recent transaction settlements or traded but unsettled transactions for similar assets; 3) recent third party market transactions for similar assets; and 4) modeled valuations using assumptions the Bank believes would be used by market participants in estimating fair value (assumptions may include prepayment rates, interest rates, volatilities, mortgage spreads and projected loss rates).

        Adjustments to reflect unrealized gains and losses resulting from changes in fair value and realized gains and losses upon ultimate sale of the loans are classified as noninterest income in the accompanying statements of operations.

Loans and Allowance for Loan Losses

        Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances, adjusted for the allowance for loan losses and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance, except where reasonable doubt exists as to collectability, in which case accrual of interest is discontinued and the loan is placed on nonaccrual status. Loans are placed on nonaccrual status when, in management's opinion, such principal or interest will not be collectible in accordance with the contractual terms of the loan agreement.

        Loans with principal or interest that is 90 days or more past due are placed on nonaccrual status. Management may elect to continue the accrual of interest when the estimated net realizable value of the collateral is sufficient to recover both principal and accrued interest balances and such balances are in the process of collection. Generally, interest payments received on nonaccrual loans are applied to principal. Once all principal has been received, additional interest payments are recognized as interest income on a cash basis. Loan origination fees, net of certain direct origination costs, are deferred and recognized, adjusted for actual prepayments, as an adjustment of the related loan yield using the effective interest method.

        The allowance for loan losses is maintained at an amount management deems adequate to cover losses inherent in the loan portfolio at the balance sheet date. The allowance for loan losses is established through a provision for loan losses charged to operations. Loan losses are charged against the allowance for loan losses when management believes that the collection of the carrying amount is unlikely. Subsequent recoveries, if any, are credited to the allowance.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and value of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

        A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not considered impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and real estate loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

        Cash receipts on impaired loans not performing according to contractual terms are generally used to reduce the carrying amount of the loan, unless the Company believes it will recover the remaining principal balance of the loan. Impairment losses are included in the allowance for loan losses through a charge to provision for loan losses.

        Upon disposition of an impaired loan, loss of principal, if any, is recorded through a charge off to the allowance for loan losses. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer loans for impairment disclosures.

Accounting for Derivative Instruments and Hedging Activities

        The Company records its derivative instruments at fair value as either assets or liabilities in the accompanying consolidated balance sheets. Change in derivative instruments fair value is recorded in current earnings.

Interest Rate Lock and Purchase Commitments

        The Company enters into commitments to originate mortgage loans whereby the interest rate on the loan is set prior to funding (interest rate lock commitments). Interest rate lock commitments on mortgage loans ("loan commitments") that are intended to be sold are considered to be derivatives and are recorded at fair value on the balance sheet with the change in fair value recorded in the consolidated statement of operations.

        Unlike most other derivative instruments, there is no active market for the loan commitments that can be used to determine their fair value. The Bank has developed a method for estimating the fair value of loan commitments that are considered to be derivatives by calculating the change in market value from a commitment date to a measurement date based upon changes in applicable interest rates during the period, adjusted for a fallout factor.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The Bank hedges the risk of the overall change in the fair value of loan commitments to borrowers by selling forward contracts on securities of GSE. Forward contracts on securities are considered derivative instruments. The Bank has not formally designated these derivatives as a qualifying hedge relationship and accordingly, accounts for such forward contracts as freestanding derivatives with changes in fair value recorded to earnings each period.

Premises and Equipment

        Premises and equipment are stated at cost, less accumulated depreciation and amortization, which is charged to expense on a straight-line basis over the estimated useful lives of the assets or, in the case of leasehold improvements, over the term of the leases, whichever is shorter. Maintenance and repairs are charged directly to expense as incurred. Improvements to premises and equipment that extend the useful lives of the assets are capitalized.

        When assets are disposed of, the applicable costs and accumulated depreciation thereon, are removed from the accounts and any resulting gain or loss is included in current operations. Depreciation and amortization periods are based on the following estimated useful lives:

Lives
Furniture and equipment	Three to ten years
Computers and equipment	Three years
Leasehold improvements	Lesser of the lease term or estimated useful life

Other Real Estate Owned

        Other real estate owned ("OREO"), which represents real estate acquired through foreclosure in satisfaction of commercial and residential real estate loans, is initially recorded at fair value less estimated selling costs of the real estate. Loan balances in excess of the fair value of the real estate acquired at the date of acquisition are charged to the allowance for loan losses. Any subsequent decline in the net realizable value of OREO is recognized as a charge to operations and a corresponding increase to the valuation allowance of OREO. Gains and losses from sales and net operating expenses of OREO are included in current operations.

Income Taxes

        Deferred income taxes and liabilities are determined using the asset and liability method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. Deferred tax assets are recognized for temporary differences that will result in deductible amounts in future years and for tax carry forwards if, in the opinion of management, it is more likely than not that the deferred tax assets will be recovered.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Servicing Rights

        A servicing asset or liability is recognized when undertaking an obligation to service a financial asset under a servicing contract in certain situations, including a transfer of the servicer's financial assets that meet the requirements for sale accounting. Such servicing asset or liability is initially measured at fair value with the option to either: (1) carry the mortgage servicing rights at fair value with changes in fair value recognized in current period earnings; or (2) recognizing periodic amortization expense and assess the mortgage servicing rights for impairment. For its mortgage servicing assets, the Bank has elected to carry the mortgage servicing rights at fair value with changes in fair value recognized in current period earnings. For other servicing assets related to SBA servicing, the Bank records periodic amortization expense and assesses mortgage servicing rights for impairment.

Servicing Rights Related to Small Business Administration Loans

        As a general course of business, the Bank originates and sells the guaranteed portion of its SBA loans. To calculate the gain (loss) on sale of loans, the Bank's investment in the loan is allocated among the retained portion of the loan, the servicing retained, the interest-only strip and the sold portion of the loan, based on the relative fair market value of each portion. The gain (loss) on the sold portion of the loan is recognized at the time of sale based on the difference between sale proceeds and the allocated investment.

        The portion of the servicing fees that represent contractually specified servicing fees (contractual servicing) is reflected as a servicing asset and is amortized over the estimated life of the servicing; in the event future prepayments exceed management's estimates and future expected cash flows are inadequate to cover the servicing asset, impairment is recognized. The portion of servicing fees in excess of contractual servicing fees are reflected as interest-only (I/O) strips receivable, which is included in other assets on the accompanying consolidated balance sheets. The I/O strips receivable are treated like "available-for-sale" securities, and are carried at fair value, with unrealized gains and losses excluded from earnings but recorded as a separate component of equity (accumulated other comprehensive income/loss). Unrealized gains or losses were not significant at December 31, 2010 and 2009.

Intangible Assets

        Goodwill and other intangible assets with indefinite useful lives are not amortized, but are reviewed annually for impairment or more frequently if impairment indicators arise. Separable intangible assets that have finite lives are amortized over their useful lives. Intangible assets are comprised of core deposit premiums and goodwill. Core deposit premiums are amortized over ten years. Based on the annual impairment analysis of goodwill performed as of December 31, 2010, the Bank determined that there were no goodwill impairment indicators.

Comprehensive Income (Loss)

        Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from nonowner sources. Net income (loss) and other comprehensive income (loss) are reported, net of their related tax effect, to arrive at comprehensive

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

income (loss). The Company's primary source of other comprehensive income (loss) is the change in fair value of interest-only strips on SBA loans and available-for-sale investment securities.

Earnings Per Common Share

        Basic earnings per common share is net income available to common shareholders divided by the weighted average to common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options and stock awards. The Company has no outstanding stock options and stock awards.

Fair Value Measurements

        GAAP establishes a common definition of fair value and a framework for measuring fair value, along with expanding disclosures about fair value measurements to eliminate differences in current practice that exist in measuring fair value under the existing accounting standards. The definition of fair value retains the notion of exchange price; however, it focuses on the price that would be received to sell the asset or paid to transfer the liability (i.e., an exit price), rather than the price that would be paid to acquire the asset or received to assume the liability (i.e., an entry price). Under GAAP, a fair value measure should reflect all of the assumptions that market participants would use in pricing the asset or liability, including assumptions about the risk inherent in a particular valuation technique, the effect of a restriction on the sale or use of an asset, and the risk of nonperformance. To increase consistency and comparability in fair value measures, GAAP establishes a three-level fair value hierarchy to prioritize the inputs used in valuation techniques between observable inputs that reflect quoted prices in active markets, inputs other than quoted prices with observable market data, and unobservable data (e.g., a company's own data). GAAP requires disclosures detailing the extent to which companies' measure assets and liabilities at fair value, the methods and assumptions used to measure fair value, and the effect of fair value measurements on earnings.

Fair Value Option

        GAAP permits companies to elect on an instrument-by-instrument basis, the option to present financial assets and financial liabilities at fair value with changes in fair value recognized in earnings as they occur. This fair value option was effective January 1, 2008 for calendar year companies.

Reclassifications

        Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation. These reclassifications had no effect on stockholder's equity or reported net income (loss).

Recently Adopted Accounting Pronouncements

        In January 2010, the FASB amended guidance for Fair Value Measurements by requiring new disclosures that expand on activity included in the three fair value levels, as defined in ASC 820-10. The guidance also provides amendments to ASC 820-10 in that a reporting entity should provide fair value measurement disclosures for each class of assets and liabilities, and provide disclosures about the

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. New disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for certain Level 3 roll forward disclosures, which are effective for fiscal years beginning after December 15, 2010. The effect of adopting this new guidance is not expected to have a material effect on the Company's results of operations or financial position.

        In July 2010, the FASB issued guidance that requires enhanced disclosures surrounding the credit characteristics of a Company's loan portfolio. Under the new guidance, the Company is required to disclose its accounting policies, the methods it uses to determine the components of the allowance for credit losses, and qualitative and quantitative information about the credit risk inherent in the loan portfolio, including additional information on certain types of loan modifications. The new disclosures become effective for annual reporting periods ending on or after December 15, 2011. For additional information, see Note 4. The adoption of this guidance only affects the Company's disclosures of financing receivables and not its consolidated balance sheet or results of operations.

3. SECURITIES

        The following is a summary of securities held-to-maturity and a comparison of amortized cost, estimated fair values, gross unrealized gains and losses at December 31, 2010.

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
2010:
U.S. Agency and Mortgage Backed Securities	$96,235	$10,419	$—	$106,654

        The amortized cost and estimated fair value of securities held-to-maturity at December 31, 2010, by contractual maturity, are shown below:

	Amortized Cost	Estimated Fair Value
Over five years	$96,235	$106,654

        At December 31, 2010, the Bank did not have any securities held-to-maturity in a gross unrealized loss position.

        Management evaluates securities or other-than-temporary impairment on a periodic basis, and more frequently when economic or market conditions warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuers, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

3. SECURITIES (Continued)

        At December 31, 2010, there were no unrealized losses in securities held-to-maturity. As the Bank has the ability and intent to hold the securities for the foreseeable future, no declines are deemed to be other than temporary.

        The Company holds an investment in common stock in a community bank, and is classified as securities available-for-sale in the consolidated balance sheets. The following is a summary of securities available-for-sale and a comparison of their cost, estimated fair values, and gross unrealized gains and losses at December 31, 2010:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Equity securities (common stock)	$186,750	$—	$(95,865)	$90,885

        There were no sales or purchases of securities available-for-sale during 2010.

4. LOANS AND ALLOWANCE FOR LOAN LOSSES

        The loan portfolio consisted of the following at December 31, 2010:

	Amount	Percent
Commercial and Industrial Loans	$47,764,806	55.2%
Commercial real estate line of credit	1,916,705	2.2%
Commercial real estate	7,152,048	8.3%
Construction—residential	26,009,300	30.0%
Construction—land development loans	530,000	0.6%
Real estate loans	3,116,697	3.6%
Other	108,221	0.1%

Gross Loans	86,597,777	100.0%

Deferred fee (income) costs, net	(82,692)
Allowance for loan losses	(3,733,126)

Loans, net	$82,781,959

Allowance for Loan Losses

        The Bank employs a documented and systematic methodology in estimating the adequacy of its allowance for loan losses, which assesses the risk of losses inherent in the portfolio, and represents the Bank's estimate of probable inherent losses in the loan portfolio as of the date of the financial statements. Establishment of the allowance for loan losses involves estimating losses for individual loans that have been deemed impaired and for groups of loans that are evaluated collectively. Reviews are performed to determine allowances for loans that have been individually evaluated and identified as loans that have probable losses; reserve requirements are attributable to specific weaknesses evidenced by various factors such as deterioration in the quality of the collateral securing the loan, payment delinquency or other events of default. Performing loans that currently exhibit no significant identifiable

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

weaknesses or impairment are evaluated on a collective basis. The allowance for loan losses methodology incorporates management's judgment concerning the expected effects of current economic events and trends on portfolio performance, as well as the impact of concentration factors (such as property types, geographic regions and loan sizes). While the Bank's methodology utilizes historical and other objective information, the establishment of the allowance for loan losses is to a significant extent based upon the judgment and experience of the Bank's management. The Bank believes that the allowance for loan losses is appropriate to cover inherent losses embedded in the loan portfolio; however, future changes in circumstances, economic conditions or other factors, including the effect of the Bank's various loan concentrations, could cause the Bank to increase or decrease the allowance for loan losses as necessary.

        Set forth below is a summary of the Bank's activity in the allowance for loan losses as of December 31, 2010:

Beginning balance	$3,427,093
Provision for loan losses	2,775,000
Charge-offs	(3,415,277)
Recoveries	946,310

$3,733,126

        Set forth below is information regarding loan balances and the related allowance for loan losses, by portfolio type for the year ended December 31, 2010:

	Commercial and Industrial Loans	Commercial Real Estate	Commercial Real Estate Line of Credit	Construction and Land Development Loans	Residential Real Estate Loans	Other	Total
Allowance for loan losses:
Balance at beginning of year	$1,976,093	$21,000	$134,000	$1,159,000	$135,000	$2,000	$3,427,093
Charge offs	(1,959,242)	—	—	(1,370,553)	(84,738)	(744)	(3,415,277)
Recoveries	371,121			575,000	189		946,310
Provision	1,729,156	260,000	(14,000)	722,553	77,549	(258)	2,775,000

Balance at end of year	$2,117,128	$281,000	$120,000	$1,086,000	$128,000	$998	$3,733,126

Allowance balance at end of year related to:
Loans individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—

Loans collectively evaluated for impairment	$2,117,128	$281,000	$120,000	$1,086,000	$128,000	$998	$3,733,126

Loans Balance at end of year:
Loans individually evaluated for impairment	$9,053,865	$775,900	$591,705	$784,979	$680,015	$—	$11,886,464
Loans collectively evaluated for impairment	38,710,940	6,376,148	1,325,000	25,754,322	2,436,682	108,221	74,711,313

Ending balance	$47,764,805	$7,152,048	$1,916,705	$26,539,301	$3,116,697	$108,221	$86,597,777

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality

        The quality of the loans in the Company's loan portfolio is assessed as a function of net credit losses, levels of nonperforming assets and delinquencies as defined by the Company 's overall credit risk management process and its evaluation of the adequacy of the allowance for loan losses.

        The following table provides a summary of the delinquency status of the Bank's loans by portfolio type.

	Past Due 30-59 Days	Past Due 60-89	Greater than 90 Days Past Due	Total Past Due	Current	Total	Loan Past Due >90 and Accruing
Commercial and Industrial	$1,741,603	$1,631,994	$2,931,955	$6,305,552	$41,459,254	$47,764,806	$358,876
Commercial Real Estate	—	—	—	—	7,152,048	7,152,048	—
Commercial Real Estate Line of Credit	—	—	—	—	1,916,705	1,916,705	—
Construction and Land Development Loans	—	—	326,650	326,650	26,212,650	26,539,300	—
Real Estate Loans—One to Four Family	189,940	60,905	619,110	869,955	2,246,742	3,116,697	—
Other	—	—	—	—	108,221	108,221	—

Total	$1,931,543	$1,692,899	$3,877,715	$7,502,157	$79,095,620	$86,597,777	$358,876

        Generally, the accrual of interest on a loan is discontinued when principal or interest payments become more than 90 days past due, unless management believes the loan is adequately collateralized and it is in the process of collection. However, in certain instances, when a loan is placed on nonaccrual status, previously accrued but unpaid interest is reversed against current income. Subsequent collections of cash are applied as principal reductions when received, except when the ultimate collectability of principal is probable, in which case interest payments are credited to income. Nonaccrual loans may be restored to accrual status when principal and interest become current and full repayment is expected. The following table provides information as of December 31, 2010, with respect to loans on nonaccrual status, by portfolio type:

Nonaccrual Loans
Commercial and Industrial	$6,160,278
Commercial Real Estate	—
Commercial Real Estate Line of Credit	591,705
Construction and Land Development	784,979
Real Estate Loans—Residential	680,014
Other	—

Total	$8,216,976

        Of the nonaccrual loans above, $3,442,000 was guaranteed by the U.S. Government.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        The Company classifies its loan portfolios using internal credit quality ratings, as discussed above under Allowance for Loan and Losses. The following table provides a summary of loans by portfolio type and the Company's internal credit quality ratings as of December 31, 2010.

	Commercial and Industrial	Commercial Real Estate	Commercial Real Estate Line of Credit	Construction and Land Development	Real Estate Loans— Residential	Other	Total
Pass	$36,726,644	$5,857,611	$1,325,000	$23,624,440	$2,483,810	$108,221	$70,125,726
Special Mention	1,631,979	1,260,496	—	2,169,441	—	—	5,061,916
Substandard	9,217,589	33,941	591,705	745,419	632,887	—	11,221,541
Doubtful	188,594	—	—	—	—	—	188,594

Total	$47,764,806	$7,152,048	$1,916,705	$26,539,300	$3,116,697	$108,221	$86,597,777

Impaired Loans

        The Company's policy is to consider a loan impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. No allowance is required on an impaired loan when the discounted cash flows, collateral value or market price equals or exceeds the recorded investment in the loan. This typically occurs when the impaired loans have been partially charged-off and/or there have been interest payments received and applied to the loan balance. Evaluation of a loan's impairment is based on the present value of expected cash flows or the fair value of the collateral, if the loan is collateral dependent.

        The following table sets forth information regarding nonaccrual loans and restructured loans at December 31, 2010.

Impaired Loans:
Nonaccruing loans	$5,108,726
Nonaccruing restructured loans	3,108,250
Accruing restructured loans	3,236,240
Accruing impaired loans	433,248

Total Impaired Loans	$11,886,464

Impaired loans less than 90 days delinquent and included in total impaired loans	$8,808,749

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        The table below contains additional information with respect to impaired loans with no related allowance recorded by portfolio type, for the year ended December 31, 2010.

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial and Industrial	$9,053,865	$14,953,820	$—	$5,725,449	$199,515
Commercial Real Estate	775,900	976,930	—	587,925	42,369
Commercial Real Estate Line of Credit	591,705	591,705	—	493,088	—
Construction and Land Development	784,979	1,306,930	—	860,322	—
Real Estate Loans—Residential	680,015	876,476	—	661,715	—
Other	—	—	—	—	—

Grand Total	$11,886,464	$18,705,861	$—	$8,328,499	$241,884

        For loans evaluated for impairment, when the discounted cash flows, collateral value or market price equals or exceeds the recorded investment in the loan, then the loan does not require an allowance. This typically occurs when the impaired loans have been partially charged-off and/or there have been interest payments received and applied to the loan balance.

        In addition to its allowance for loan losses, the Company maintained an allowance for unfunded commercial real estate loan commitments on its existing loans. This allowance totaled $17,200 and $27,000 as of December 31, 2010 and 2009, respectively.

5. RISK MANAGEMENT AND DERIVATIVE INSTRUMENTS

        The Company originates residential real estate mortgage loans and generates revenues from the origination and sale of these loans. Although management closely monitors market conditions, such activities are sensitive to fluctuations in prevailing interest rates and real estate markets. Substantially all properties securing loans held for sale are located in California. A change in the underlying economic conditions of the California residential real estate market could have an adverse impact on the Company's operations.

        The Bank uses derivative instruments and other risk management techniques to reduce its exposure to adverse fluctuations in interest rates in accordance with its risk management policy as determined by its Board of Directors. The Bank utilizes forward contracts and investor commitments to economically hedge mortgage banking products and from time to time, interest rate swaps as hedges against certain liabilities.

        In connection with mortgage banking activities, if interest rates increase, the value of the Bank's loan commitments to borrowers and fixed rate mortgage loans held-for-sale are adversely impacted. The Bank attempts to economically hedge the risk of the overall change in the fair value of loan commitments to borrowers and mortgage loans held for sale by selling forward contracts on securities of GSEs and by entering into interest rate lock commitments ("IRLCs") with investors in loans underwritten according to investor guidelines.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

5. RISK MANAGEMENT AND DERIVATIVE INSTRUMENTS (Continued)

        Forward contracts on securities of GSEs and loan commitments to borrowers are non designated derivative instruments and the gains and losses resulting from these derivative instruments are included in other operating expense in the accompanying consolidated statements of operations. At December 31, 2010, the resulting derivative assets of approximately $1,160,000, and liabilities of $435,000 are included in other assets and accounts payable and accrued liabilities on the accompanying consolidated balance sheets related to forward contracts and loan commitments. At December 31, 2010, the Bank's Mortgage Division had outstanding forward commitments totaling $53,000,000. At December 31, 2010, the Mortgage Division was committed to fund loans for borrowers of approximately $50,000,000, respectively.

6. PREMISES AND EQUIPMENT

        The major classes of premises and equipment at December 31, 2010 are as follows:

Furniture and fixtures	$1,884,891
Computers and equipment	2,100,344
Leasehold improvements	673,249

4,658,484
Less accumulated depreciation and amortization	(3,991,794)

$666,690

        The amount of depreciation and amortization included in occupancy and equipment expense was $193,000 for the year ended December 31, 2010.

7. SERVICING RIGHTS

        The Company retains mortgage servicing rights ("MSRs") from certain of its sales of residential mortgage loans. MSRs on residential mortgage loans are reported at fair value. Income earned by the Company on its MSRs is derived primarily from contractually specified mortgage servicing fees and late fees, net of curtailment costs. Such income earned for the year ended December 31, 2010 was $60,000. These amounts are reported in loan servicing income in the consolidated statements of operations. The Bank's Commercial Division retains servicing rights in connection with its SBA loan operations. At December 31, 2010, servicing rights are comprised of the following:

Mortgage servicing rights	$400,606
SBA servicing rights	177,971

$578,577

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

7. SERVICING RIGHTS (Continued)

Mortgage Servicing Rights

        As of December 31, 2010, the total unpaid principal balance of MSRs was $38.2 million. The following is a summary of the key characteristics, inputs and economic assumptions used to estimate the fair value of the Company's MSRs as of December 31, 2010:

Fair value of retained MSRs	$401,000
Prepayment rate assumption (annual)	11.65%
Discount rate (annual)	10%
Weighted-average life (in years)	6.63
Mortgage Servicing Rights:
Balance—beginning of year	$—
Additions	347,579
Disposals	(7,313)
Changes in fair value resulting from valuation inputs or assumptions	79,578
Other	(19,238)

Balance—end of year	$400,606

SBA Servicing Rights

        The Company used a 15% discount rate to calculate the present value of cash flows and an estimated prepayment speed based on prepayment data available. Discount rates and prepayment speed are reviewed quarterly and adjusted as appropriate as of December 31, 2010.

SBA Servicing Rights:
Balance—beginning of year	$226,965
Additions	—
Amortization, including prepayments	(48,994)

Balance—end of year	$177,971

Interest-Only Strip:
Balance—beginning of year	$50,099
Additions	—
Amortization, including prepayments	(7,326)

Balance—end of year	$42,773

        There was no valuation allowance as of December 31, 2010 for SBA servicing rights or the I/O strips.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

8. OTHER REAL ESTATE OWNED

        As of December 31, 2010, the Company had four OREO properties comprised of one single family residence and three construction and land development properties totaling approximately $2.2 million net of valuation allowance. The Company disposed of twenty-three properties totaling approximately $8.3 million during 2010.

        Activity in OREO is summarized as follows as of December 31, 2010:

Balance, beginning of year	$10,009,517
Additions	1,550,638
Dispositions	(8,353,292)

3,206,863
Valuation allowance	(1,045,809)

Balance, end of year	$2,161,054

        Transactions in the valuation allowance are summarized as follows as of December 31, 2010:

Beginning of year	$(1,542,072)
Additions charged to expense	(670,634)
Charge-offs	1,166,897

End of year	$(1,045,809)

9. DEPOSITS

        Deposits are comprised of the following balances as of December 31, 2010:

Noninterest bearing accounts	$19,898,617
Interest bearing accounts:
NOW	1,533,271
Money market	25,110,856
Savings	5,557,928
Certificates of deposit	111,689,934

$163,790,606

        At December 31, 2010, the scheduled maturities of time deposits of $100,000 or more are as follows:

Within one year	$41,986,000
Over one year through three years	6,491,000
Over three years	411,000

$48,888,000

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

10. FHLB STOCK AND ADVANCES

        The Bank is a member of the Federal Home Loan Bank of San Francisco ("FHLB") which allows access to low-cost funding to members that are federally insured depository institutions and insurance companies headquartered in Arizona, California and Nevada. Members have a minimum FHLB stock requirement based on each bank's asset size. At December 31, 2010, the Bank has invested approximately $689,000 in FHLB shares of stock and has on deposit at the FHLB an additional $13,000.

        At December 31, 2010, the Bank had no advances from FHLB. The Bank had a total borrowing capacity based on collateral pledged of approximately $3,200,000.

11. EARNINGS PER SHARE ("EPS")

        Basic EPS excludes dilution and is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted to common stock that would then share in our earnings. There were no outstanding stock options or other contracts to issue common stock at December 31, 2010.

12. RELATED PARTY TRANSACTIONS

        During a portion of 2010, an affiliated company provided services to the Bank related to information technology and the Bank provided payroll services to the affiliated company. Expenses allocated to the Bank by the affiliated company for information technology services approximated $3,400 for the year ended December 31, 2010. Expenses allocated to the affiliated company by the Bank for payroll services approximated $2,000 for the year ended December 31, 2010. All services were allocated based on actual costs incurred to provide services. There are no longer shared services between the bank and the affiliated company.

        The Bank and an affiliated company share common benefit plans. During 2010 each company paid for their related expense directly to the provider. There were no amounts due to the affiliated company at December 31, 2010. During 2010, all common benefit plans except the 401k plan (see Note 14) were segregated into separate independent plans for each Company.

        The Bank leases space in an office building from an affiliated company on a month-to-month basis. The related total rent expense, including amounts for utilities and maintenance was approximately $444,000 for the year ended December 31, 2010.

        At December 31, 2010, the Holding Company had a certificate of deposit of $529,000, on deposit at the Bank. The Bank paid $1,000 in interest to the Holding Company during 2010. Such amounts were eliminated in consolidation and are excluded from the consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

13. INCOME TAXES

        The benefit for income taxes for the years ended December 31, 2010 is as follows:

Current
Federal	$684,446
State	120,783

805,229

Deferred
Federal	(96,529)
State	(17,046)

(113,575)

$691,654

        The Bank recorded income taxes receivable (payable) of approximately $(27,358) at December 31, 2010. A reconciliation of income taxes to the expected statutory federal corporate income taxes follows:

	Amount	Percent
Expected income taxes at statutory rate	$327,008	34.00%
State tax, net of federal income tax benefit	62,512	6.50%
Meals and entertainment	2,351	0.24%
Club dues	15,980	1.66%
Valuation adjustment on loans held for investment	225,613	23.46%
Penalties	9,833	1.02%
Other	48,357	5.03%

	$691,654	71.91%

        In July 2006, the FASB issued ASC 740-10, Accounting for Uncertainty in Income Taxes—An Interpretation of ASC 740 ("ASC 740-10"). ASC 740-10 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, it provides guidance on the measurement, derecognition, classification and disclosure of tax positions, as well as the accounting for related interest and penalties.

        In September 2009, FASB issued an amendment to ASC 740, Accounting Standard Update ("ASU") 2009-06 providing guidance on accounting for uncertainty in income taxes and disclosure requirement for nonpublic entities. ASU 2009-06 requires disclosure of unrecognized tax benefit pursuant to ASC 740-10-50 for nonpublic entities whose fiscal year begins after December 15, 2008. On January 1, 2009, the Company adopted ASC 740 and recorded a $487,426 increase to retained earnings on January 1, 2009. As of December 31, 2010, the unrecognized tax benefit is $9,946.

        The Company will recognize interest and penalties related to unrecognized tax benefits and penalties as income tax expense. As of December 31, 2010, the Company has not recognized liabilities for penalty and interest as interest and penalty related to unrecognized tax benefit is not material to the consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

13. INCOME TAXES (Continued)

        The Company estimates that its position with respect to the unrecognized tax benefit will not change significantly within the next twelve months.

        The Company is subject to taxation in the US and various states. The company's tax years for 2007 through 2010 are subject to examination by the taxing authorities. With few exceptions, the Company is no longer subject to U.S. federal, state, local or foreign examinations by taxing authorities for years before 2006.

        The components of the net deferred tax asset at December 31, 2010 are as follows:

Deferred tax assets:
Foreclosure reserve/other	$468,217
Depreciation	—
Allowance for loan losses	778,191
Accrued expenses	593,979
Net operating loss carryforward	1,695,096
Market value of investments	39,667
State taxes	—

3,575,150

Deferred tax liabilities:
Depreciation	(3,941)
Core deposit intangible	(58,763)
Mortgage servicing rights	(234,324)
Other	—

(297,028)

$3,278,122

        Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize deferred tax assets. The Bank has a federal net operating loss carry forward of approximately $2,885,656 for December 31, 2010, which expires through 2030. In addition, the Bank has a net operating loss carry forward of approximately $10,984,203 as of December 31, 2010, respectively, for state franchise tax purposes which expires through 2030. During 2002, the Bank had an "ownership change", as defined under Internal Revenue Code Section 382. Under Section 382, which has also been adopted under California law, if during any three-year period there is more than a 50% change in ownership of the Bank, then the future use of any pre change net operating losses or built-in losses of the Bank would be subject to an annual percentage limitation based on the value of the Bank at the ownership change date. The remaining pre change net operating loss is $2,490,309 which is subject to an annual limitation under Section 382 of approximately $188,000.

        The Bank entered into a Tax Allocation Agreement with the Holding Company whereby the Bank's federal, state and local tax liability is calculated as if the Bank had filed a separate consolidated return with the applicable taxing authority. Net payments made to the Holding Company under the Tax Allocation Agreement were $1,600 for 2010.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

14. COMMITMENTS AND CONTINGENCIES

Mortgage Loan Repurchase Obligations

        In the ordinary course of business, as loans held for sale are sold, the Bank makes standard industry representations and warranties about the loans. The Bank may have to subsequently repurchase certain loans or reimburse certain investor losses due to defects that occurred in the origination of the loans. Such defects include documentation or underwriting errors. In addition, certain investor contracts require the Bank to repurchase loans from previous whole loan sales transactions that experience early payment defaults. If there are no such defects or early payment defaults, the Bank has no commitment to repurchase loans that it has sold. During 2010, the Bank reimbursed investors approximately $1,890,000 for losses. In 2010, the Bank repurchased no loans. The Bank maintains a reserve for the estimated losses expected to be realized when the repurchased loans are sold; this reserve is included in other liabilities and totaled approximately $1,536,000 as of December 31, 2010. This reserve is based upon the expected future repurchase trends for loans already sold in whole loan sale transactions and the expected valuation of such loans when repurchased, and include first and second trust deed loans. At the point the loans are repurchased, the associated reserves are transferred to the allowance for loan losses. At the point when reimbursements are made directly to the investor the repurchase reserve is charged for the losses incurred. Provisions for the repurchase reserve are charged against gain on sale of loans.

Leases

        The Bank leases certain facilities and equipment under various noncancelable operating leases. Rent expense for the years ended December 31, 2010 was approximately $1,730,000.

        Future annual minimum noncancelable lease commitments are as follows:

2011	$932,526
2012	556,900
2013	84,291

$1,573,717

Financial Instruments with Off Balance Sheet Risk

        In order to meet the financing needs of its customers in the normal course of business, the Bank is party to financial instruments with off balance sheet risk. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying financial statements. At December 31, 2010, the Bank was committed to fund certain loans approximating $57,000,000, of which $50,000,000, pertained to the Mortgage Division. The contractual amounts of credit related financial instruments such as commitments to extend credit and letters of credit represent the amounts of potential loss should the contract be fully drawn upon, the customer defaults, and the value of any existing collateral decreases.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

14. COMMITMENTS AND CONTINGENCIES (Continued)

        The Bank uses the same credit policies in making commitments and conditional obligations as it does for on balance sheet instruments. Commitments generally have fixed expiration dates; however, since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counter party. Collateral held varies, but may include accounts receivable, inventory, property, plant, and equipment, residential real estate and income producing commercial properties.

Unsecured Borrowings

        There was no unsecured borrowing lines of credit at December 31, 2010.

15. EMPLOYEE BENEFIT PLAN

        The Bank and an affiliates company have a 401(k) plan that covers substantially all full-time employees. The plan is administered by an unaffiliated third party. It permits voluntary contributions by employees, a portion of which are matched by the Bank. The Bank's expenses relating to its contributions to the 401(k) plan for the years ended December 31, 2010 was approximately $105,000.

16. REGULATORY MATTERS AND CAPITAL

        The Bank is subject to regulation by the FDIC and the DFI. As of December 31, 2010, based on such regulations, the Bank is categorized as "well capitalized." To be categorized as "well capitalized," the Bank must maintain minimum total capital to risk weighted assets, Tier I capital to risk weighted assets, and Tier I capital to average assets as set forth in the following tables and must not currently be under a regulatory agreement or order (dollars in thousands) as of December 31, 2010:

	Actual		Required To Be Well Capitalized
	Amount	Percent	Amount	Percent
Total capital to risk weighted assets	$28,237	31.18%	$9,057	10.00%
Tier I capital to risk weighted assets	$27,073	29.89%	$5433	6.00%
Tier I capital to average assets	$27,073	13.54%	$10,005	5.00%

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

        The fair value hierarchy under GAAP describes three levels of inputs that may be used to measure fair value as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Directly or indirectly observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves observable at commonly quoted intervals, volatilities, prepayment speeds, loss severities, credit risks, and default rates);

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

                or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities would include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

        A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Items Measured at Fair Value on a Recurring Basis

        Assets and liabilities measured at fair value on a recurring basis are summarized below:

		Fair Value Measurement Using
	Fair Value at December 31, 2010	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Loans held for sale	$41,414,437	$—	$41,414,437	$—
Securities available-for-sale	90,885	—	90,885	—
Derivative assets	1,159,828	—	143,083	1,016,745
Servicing rights—Other	177,971	—	—	177,971
Servicing rights—Mortgage	400,606	—	—	400,606
I/O strips receivable	42,773	—	—	42,773

Total	$43,286,500	$—	$41,648,405	$1,638,095

        The valuation techniques used to measure fair value for the items in the table above are as follows:

  •
  Loans held-for-sale—At January 1, 2008, the Bank elected the fair value option for its loans held for sale (resulting in an increase in beginning retained earnings of $149,292). The fair value of loans held for sale is based on its commitments from investors as well as what secondary markets are currently offering for portfolios with similar characteristics. Therefore, loans held for sale subjected to recurring fair value adjustments are classified as Level 2.

  •
  Securities available-for-sale—The Bank measures fair value of equity securities by using quoted market prices for similar securities or dealer quotes, a Level 2 measurement.

  •
  Derivative assets—This amount relates to interest rate lock commitments on mortgage loans and forward loan sales that are accounted for as freestanding derivative instruments. Because of the significance of unobservable inputs (such as the probability of funding) to the overall value of

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

    these instruments, the Bank's interest rate lock commitments are classified as Level 3. The input value assigned to forward loan sales are classified as Level 2.

  •
  Servicing rights—other—The fair value of servicing rights related to non mortgage loans serviced for others is determined by an internal model developed by management that calculates the present value of the expected net servicing income from the portfolio. Because of the significance of unobservable inputs these servicing rights are classified as Level 3.

  •
  Servicing rights—mortgage—During 2010 the Bank began retaining servicing on some of its mortgage loans sold and elected the fair value option for valuation of these mortgage servicing rights. The bank uses a third party to determine the value which is based on a model that calculates the present value of the expected net servicing income from the portfolio. Because of the significance of unobservable inputs these servicing rights are classified as Level 3.

  •
  I/O strips receivable—The fair value is determined by discounting future cash flows using discount rates and prepayment assumptions that market participants would use for similar financial instruments. Because of the significance of unobservable inputs, the I/O strips receivable are classified as Level 3.

        There were no transfers in or out of Level 3 measurements during the year ended December 31, 2010.

Items Measured at Fair Value on a Nonrecurring Basis

        From time to time, the Bank is required to measure certain assets at fair value in accordance with GAAP. Generally, these adjustments are the result of loans held for investment that are considered to be impaired. The following presents the fair value measurements of assets recorded at fair value on a nonrecurring basis as of December 31, 2010:

	Fair Value Measurement Using
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Impaired loans	$11,886,464	$—	$11,886,464	$—

OREO	$2,161,054	$—	$2,161,054	$—

        The valuation techniques used to measure fair value for the items in the table above are as follows:

  •
  Impaired Loans—Nonrecurring fair value adjustments to loans reflect full or partial write-downs that are based on the loan's observable market price or current appraised value of the collateral. Loans subjected to nonrecurring fair value adjustments based on the current appraised value of the collateral may be classified as Level 2 or Level 3 depending on the type of asset and the

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

    inputs to the valuation. When appraisals are used to determine impairment, the related loans subjected to nonrecurring fair value adjustments are typically classified as Level 2.

  •
  OREO—OREO is recorded at the lower of its carrying value or its fair value less anticipated disposal cost. Fair value of the OREO is determined by appraisals or independent valuation, which is then adjusted for the cost associated with liquidating the property and are classified as Level 2 inputs.

Financial Disclosures about Fair Value of Financial Instruments

        GAAP requires disclosure of the estimated fair value of certain financial instruments and the methods and significant assumptions used to estimate their fair values. Certain financial instruments and all nonfinancial instruments are excluded. Accordingly, the fair value disclosures required by GAAP are only indicative of the value of individual financial instruments and should not be considered an indication of the fair value of the Bank.

        The following table presents the carrying amount and estimated fair value of certain financial instruments at December 31, 2010.

	Carrying Value	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$63,428,912	$63,428,912
Securities held-to-maturity	96,235	106,654
Securities available-for-sale	90,885	90,885
Loans held-for-sale	41,414,437	41,414,437
Loans	82,781,959	77,376,748
Accrued interest receivable	546,529	546,529
Servicing rights	578,577	578,577
Derivative assets	1,159,828	1,159,828
I/O strips receivable	42,773	42,773
Financial Liabilities:
Deposits	$163,790,606	$163,236,000
Accrued interest payable	70,911	70,911
Derivative liabilities	434,831	434,831

        The methods and assumptions that were used to estimate the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed above. The following methods and assumptions were used to estimate the fair value for other financial instruments for which it is practicable to estimate that value:

(a)   Cash and Cash Equivalents

        The fair value of cash and cash equivalents, which includes federal funds sold, approximates its carrying value.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

(b)   Securities Held-to-Maturity

        For investment securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

(c)   Loans Held-for-Sale

        The fair value of loans held for sale is based on commitments from investors or prevailing market prices. The fair value of a closed loan includes the embedded cash flows that are ultimately realized as servicing value either through retention of the servicing asset or through the sale of a loan on a servicing released basis.

(d)   Loans

        The fair value of loans are estimated utilizing discounted cash flow techniques. The analysis takes into account current market rates of return, contractual interest rates, maturities and assumptions regarding expected future cash flows. Within each respective loan grouping, current market rates of return are determined based on quoted prices for similar instruments that are actively traded, adjusted as necessary to reflect the illiquidity of the instrument. This approach requires the use of significant judgment surrounding current market rates of return, liquidity adjustments and the timing and amounts of future cash flows. Fair value adjustments may be recorded on a nonrecurring basis when determined necessary to record a specific reserve against such loans. These specific reserves are typically measured using the fair value of the loan's collateral, which is based on a current appraisal on the underlying collateral.

(e)   Accrued Interest Receivable and Payable

        The carrying amounts of these items are a reasonable estimate of their fair value because of the short maturities of these instruments.

(f)    Servicing Rights

        The fair value of servicing rights related to loans serviced for others is determined by computing the present value of the expected net servicing income from the portfolio.

(g)   Derivative Assets and Liabilities

        Loan commitments that are considered to be derivatives are valued by calculating the change in market value from a commitment date to a measurement date based upon changes in applicable interest rates during the period, adjusted for a fallout factor.

(h)   I/O Strips Receivable

        Fair value is determined by discounting future cash flows using discount rates and prepayment assumptions that market participants would use for similar financial instruments.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

(i)    Deposits

        The fair value of demand deposits, savings deposits, and money market deposits is defined as the amounts payable on demand at year-end. The fair value of fixed maturity certificates of deposit is estimated based on the discounted value of the future cash flows expected to be paid on the deposits.

(j)    Borrowings

        Fair values approximate the carrying amounts for borrowings with remaining maturities of one year or less. The remaining portfolio is valued by estimating discounted future cash flows using rates currently available to us on similar borrowings.

18. INTANGIBLE ASSETS

        Included in intangible assets is approximately $459,000 of goodwill and $195,000 of core deposit intangibles resulting from the acquisition of the Bank by Gateway Bancorp in November 2001.

        In October 2003, the Bank acquired approximately $50 million of deposits, a small amount of furniture, and assumed an operating lease from another bank. The purchase resulted in core deposit intangibles of approximately $192,000, goodwill of $183,000, an adjustment to the fair value of certain time deposits acquired of $76,000 (included as an adjustment to the balance of deposits), and leasehold improvements and furniture and equipment of $50,000.

        Intangible assets consisted of the following at December 31, 2010:

Amortized intangible assets:
Core deposit intangibles	$631,460
Accumulated amortization	(565,224)

66,236
Unamortized intangible assets:
Goodwill	459,213

$525,449

        Amortization of core deposit intangibles approximated $65,000 for each of the year ended December 31, 2010.

        The estimated future annual amortization expense for amortized intangible assets owned as of December 31, 2010 is as follows for the years ending December 31:

2011	$65,000
2012	1,236

$66,236

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

19. PARENT COMPANY ONLY INFORMATION

STATEMENT OF FINANCIAL CONDITION

ASSETS
Cash and cash equivalents	$552,107
Investment in bank subsidiary	29,170,547
Securities available-for-sale (at fair value)	90,885
Deferred income taxes	130,377

Total assets	$29,943,916

STATEMENT OF FINANCIAL CONDITION
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued liabilities	$51,358

Total liabilities	51,358

STOCKHOLDERS' EQUITY
Common stock, no par value; 1,000,000 shares authorized; 9,999 shares issued and outstanding	20,662,476
Retained earnings	9,291,246
Accumulated other comprehensive loss	(61,164)

Total stockholders' equity	29,892,558

Total liabilities and stockholders' equity	$29,943,916

STATEMENT OF OPERATIONS
INTEREST INCOME
Federal funds sold and investments	$549

INTEREST INCOME	549
NONINTEREST INCOME
Equity in undistributed income of bank subsidiary	393,943

Total noninterest income	393,943

NONINTEREST EXPENSE
Professional fees	173,864
Other	788

Total noninterest expense	174,652

INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	219,840
PROVISION (BENEFIT) FOR INCOME TAXES	(50,330)

NET INCOME	$270,170

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2010

19. PARENT COMPANY ONLY INFORMATION (Continued)

STATEMENTS OF CASH FLOWS
NET CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$270,170
Adjustments to reconcile net income to net cash used in operating activities:
Equity in net earnings of subsidiary	(393,943)
Decrease in income taxes payable	(113,224)
Decrease in other liabilities	46,792
Deferred income taxes	62,895

Net cash flows used in operating activities	(127,310)

Net decrease in cash	(127,310)
CASH—beginning of year	679,417

CASH—end of year	$552,107

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

June 30, 2011

(Unaudited)

ASSETS
Cash	$5,342,229
Interest bearing deposits with financial institutions	54,598,039

Cash and cash equivalents	59,940,268
Securities held-to-maturity (fair value of $95,142)	85,209
Securities available-for-sale (at fair value)	88,395
Loans held for sale (at fair value)	32,568,779
Loans held for investment, net	73,344,212
Servicing rights, net	623,515
Premises and equipment, net	600,850
Accrued interest receivable	356,432
Other real estate owned	4,316,519
Federal Home Loan Bank stock (at cost)	697,100
Intangible assets	493,189
Other assets	2,525,794

Total assets	$175,640,262

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits	$147,725,602
Other borrowed funds	529,173
Accounts payable and accrued liabilities	3,704,071
Income taxes payable	3,865
Accrued interest payable	57,969

Total liabilities	152,020,680

Commitments and Contingencies
Stockholders' Equity
Common stock, no par value; 1,000,000 shares authorized; 9,999 shares issued and outstanding	20,662,476
Retained earnings	3,019,713
Accumulated other comprehensive loss	(62,607)

Total stockholders' equity	23,619,582

Total liabilities and stockholders' equity	$175,640,262

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2011 and 2010

(Unaudited)

	2011	2010
INTEREST INCOME
Loans	$3,095,958	$4,077,796
Federal funds sold and investments	87,010	61,608

Total interest income	3,182,968	4,139,404

INTEREST EXPENSE
Deposits	899,998	1,359,996

Total interest expense	899,998	1,359,996

NET INTEREST INCOME	2,282,970	2,779,408
PROVISION FOR LOAN LOSSES	—	2,298,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,282,970	481,408

NONINTEREST INCOME
Net gain on sale of loans	12,663,477	16,099,555
Fair value adjustment on loans held for sale	(238,904)	116,209
Loan servicing income	65,392	89,368
Service charges and miscellaneous fees	80,201	125,091
Loss on sale of other real estate owned	(167,455)	(937,774)
Other	4,404	13,112
Gain on Undesignated Derivatives	313,487	86,762

Total noninterest income	12,720,602	15,592,323

NONINTEREST EXPENSE
Salaries and employee benefits	10,860,629	10,531,973
Occupancy and equipment	1,531,050	1,468,889
Professional fees	1,471,218	1,448,328
Office	737,292	695,476
Marketing and promotional	901,881	700,648
Data processing	463,208	474,992
Provision for other real estate owned	275,609	670,634
FDIC/DFI Assessments	274,122	269,312
Loan Fees	209,647	207,238
Credit Report Fees	304,264	226,947
Amortization of mortgage servicing rights	20,315	37,955
Other Real Estate Owned Expense	134,418	267,070
Other	801,276	758,317

Total noninterest expense	17,984,929	17,757,779

LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	$(2,981,357)	$(1,684,048)

PROVISION (BENEFIT) FOR INCOME TAXES	3,290,176	(688,166)

NET LOSS	$(6,271,533)	$(995,882)

BASIC AND DILUTED LOSS PER SHARE	$(627.21)	$(99.60)

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

For the Six Months Ended June 30, 2011 and 2010

(Unaudited)

	2011	2010
NET LOSS	$(6,271,533)	$(995,882)
OTHER COMPREHENSIVE LOSS, net of tax
Unrealized loss on securities available-for-sale, net of taxes of $1,047 in 2011 and $13,085 in 2010	(1,443)	(18,040)

COMPREHENSIVE LOSS	$(6,272,976)	$(1,013,922)

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

For the Six Months Ended June 30, 2011

(Unaudited)

	Common Stock			Accumulated Other Comprehensive Loss
			Retained Earnings
	Shares	Amount			Total
BALANCE—January 1, 2010	9,999	$20,662,476	$9,291,246	$(61,164)	$29,892,558
Other comprehensive loss—unrealized loss on securities available-for-sale	—	—	—	(1,443)	(1,443)
Net loss	—	—	(6,271,533)	—	(6,271,533)

BALANCE—June 30, 2011	9,999	$20,662,476	$3,019,713	$(62,607)	$23,619,582

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2011 and 2010

(Unaudited)

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,271,533)	$(995,882)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of loans held for sale	(12,663,477)	(16,099,556)
Depreciation and amortization	144,490	159,822
Provision for loan losses	—	2,298,000
Fair value adjustments on loans held for sale	238,904	128,912
Amortization of deferred loan (fees) costs	(152,778)	(139,359)
Origination of loans held for sale	(326,433,401)	(390,763,094)
Proceeds from sales of loans held for sale	347,593,518	410,342,260
Loss on sale of other real estate owned	167,455	937,774
Provision for other real estate owned	275,609	670,634
Loss on disposal of fixed assets	—	44,500
Fair value adjustments of mortgage servicing rights	47,776	—
Changes in operating assets and liabilities:
Accrued interest receivable	190,097	67,334
Other assets	(594,921)	(640,751)
Income taxes receivable and deferred income taxes	3,279,169	400,156
Accounts payable and accrued liabilities	(725,445)	346,663
Taxes payable	(1,666)	—
Accrued interest payable	(12,942)	(54,094)

Net cash provided by operating activities	5,080,855	6,703,319

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities and principle paydowns on securities held-to-maturity	11,026	12,691
Net change in loans held for investment	5,944,207	(2,529,592)
Purchases of premises and equipment	(28,990)	(75,260)
Proceeds from sale of property and equipment	—	8,500
Proceeds from recovery of loans previously charged off	540,680	—
Purchase (sale) of Federal Home Loan Bank stock	(7,700)	57,400
Proceeds from sale of other real estate owned	507,109	3,357,238

Net cash provided by investing activities	6,966,332	830,977

CASH FLOWS FROM FINANCING ACTIVITIES
Net (decrease) increase in noninterest bearing deposits	693,428	(784,971)
Net (decrease) increase in interest bearing deposits	(16,758,432)	(25,415,235
Net increase in other borrowings	529,173	—

Net cash used in financing activities	(15,535,831)	(26,200,206)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,488,644)	(18,665,910)
CASH AND CASH EQUIVALENTS—beginning of year	$63,428,912	$56,596,328

CASH AND CASH EQUIVALENTS—end of year	$59,940,268	$37,930,418

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
Interest on deposits and other borrowings	$771,128	$1,145,874

Income taxes	$12,673	$5,427

Noncash transactions:
Transfer of loans to other real estate owned	$3,105,638	$890,050

The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2011 (Unaudited)

1. ORGANIZATION AND REGULATORY MATTERS

Organization

        Gateway Bancorp is a bank holding company organized and incorporated in the state of California (the "Holding Company"). The Holding Company was formed in 2001 for the purpose of acquiring Gateway Business Bank ("Gateway" or the "Bank"), formerly known as Bank of Lakewood, and Mission Hills Mortgage Corporation ("MHMC"). MHMC operated as a subsidiary of the Bank until they merged in October 2002. MHMC now operates as a division of Gateway under the name of Mission Hills Mortgage Bankers (the "Mortgage Division").

        The Bank is chartered by the California Department of Financial Institutions ("DFI"). In addition, its customers' deposit accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum amount allowed by federal regulations. The Bank provides a full range of banking services to small and medium-size businesses, professionals, and the general public throughout Los Angeles and Orange County and is subject to competition from other financial institutions. The operating results of the Bank may be significantly affected by changes in market interest rates and by fluctuations in real estate values in the Bank's primary service areas. The Bank is regulated by the DFI and FDIC and undergoes periodic examinations by those regulatory authorities. The Bank operates three commercial banking branches and approximately 20 loan production branches in its Mortgage Division throughout California, Oregon and Arizona.

Consent Order

        On December 3, 2009, the members of the Board of Directors ("Board") of Gateway agreed to the issuance of a consent order from the FDIC and the DFI. The Order is a formal corrective action pursuant to which the Bank has agreed to address specific areas through the adoption and implementation of procedures, plans and policies designed to enhance the safety and soundness of the Bank. These affirmative actions include management assessment, increased Board participation, implementation of plans to address capital, disposition of assets, allowance for loan losses, reduction in the level of classified and delinquent loans, profitability, strategic planning, liquidity and funds management, and sensitivity to market risk. In addition, the Bank is required to maintain specified capital levels, notify the FDIC and the DFI of director and management changes and obtain prior approval of dividend payments. The Order specifies certain timeframes for meeting these requirements, and the Bank must furnish periodic progress reports to the FDIC and DFI regarding its compliance with the Order. The Order will remain in effect until modified or terminated by the FDIC and the DFI.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

        The accompanying unaudited consolidated financial statements include the accounts of Gateway Bancorp (the "Company") and its wholly owned subsidiary Gateway Business Bank (the "Bank") as of June 30, 2011 and for the six months period ended June 30, 2011 and 2010. Significant intercompany accounts and transaction have been eliminated in consolidation.

        The accompanying unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission for

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

interim reporting and, therefore, do not include all footnotes that would be required for a full presentation of financial position, results of operations, changes in cash flow sand comprehensive income (loss) in accordance with generally accepted accounting principles in the United States ("GAAP"). These interim financial statements should be read in conjunction with the Company's audited consolidated financial statements, and notes as of and for the year ended December 31, 2010 included elsewhere in this registration statement.

        In the opinion of management of the Company, the accompanying unaudited interim consolidated financial statements reflect all of the adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the consolidated financial position and consolidated results of operations for the periods presented.

        The consolidated results of operations for the six month period ended June 30, 2011, are not necessarily indicative of what the Company's financial position will be as of December 31, 2011, or of the results of the Company's operations that may be expected for the full year ending December 31, 2011.

Use of Estimates

        The preparation of the accompanying consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant items subject to such estimates and assumptions include valuation allowances for loans receivable, valuation of mortgage servicing rights and loans held for sale, derivative instruments, and inventories of deferred income tax assets. Actual results could differ from those estimates.

Recently Adopted Accounting Pronouncements

        In July 2010, the FASB issued guidance that requires enhanced disclosures surrounding the credit characteristics of a Company's loan portfolio. Under the new guidance, the Company is required to disclose its accounting policies, the methods it uses to determine the components of the allowance for credit losses, and qualitative and quantitative information about the credit risk inherent in the loan portfolio, including additional information on certain types of loan modifications. The new disclosures become effective for annual reporting periods ending on or after December 15, 2011. The adoption of this guidance only affects the Company's disclosures (see Note 5).

        In April 2011, the FASB issued Accounting Standards Update No. 2011-02, A Creditor's Determination of Whether a Restructuring Is a Troubled Debt Restructuring ("ASU No. 2011-02"). ASU No. 2011-02 requires a creditor to separately conclude that 1) the restructuring constitutes a concession and 2) the debtor is experiencing financial difficulties in order for a modification to be considered a troubled debt restructuring ("TDR"). The guidance was issued to provide clarification and to address diversity in practice in identifying TDRs. It is effective for the Company in the third quarter of 2011 and will be applied retrospectively to the beginning of the year. Although evaluation of the impact is

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

not complete, it is not expected to have a material impact on the Company's results of operations, financial position, or disclosures.

        In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements (ASU 2011-04), clarifying how to measure and disclose fair value. This guidance amends the application of the "highest and best use" concept to be used only in the measurement of fair value of non financial assets, clarifies that the measurement of the fair value of equity-classified financial instruments should be performed from the perspective of a market participant who holds the instrument as an asset, clarifies that an entity that manages a group of financial assets and liabilities on the basis of its net risk exposure can measure those financial instruments on the basis of its net exposure to those risks, and clarifies when premiums and discounts should be taken into account when measuring fair value, the fair value disclosure requirements also were amended. For public entities, the amendments in ASU 2011-04 are effective prospectively for interim and annual periods beginning after December 15, 2011, the Company does not believe that the adoption of the amended guidance will have a significant effect on its consolidated financial statements.

3. SECURITIES

        The following is a summary of securities held-to-maturity and a comparison of amortized cost, estimated fair values, gross unrealized gains and losses at June 30, 2011:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
June 30, 2011
U.S. Agency and Mortgage Backed Securities	$85,209	$9,933	$—	$95,142

        The amortized cost and estimated fair value of securities held-to-maturity at June 30, 2011, by contractual maturity, are shown below:

	Amortized Cost	Estimated Fair Value
Over five years	$85,209	$95,142

        At June 30, 2011, the Bank did not have any securities held-to-maturity in a gross unrealized loss position.

        Management evaluates securities or other-than-temporary impairment on a periodic basis, and more frequently when economic or market conditions warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuers, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

        The Company holds an investment in common stock in a community bank that is classified as securities available-for-sale in the consolidated balance sheets. The following is a summary of securities

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

3. SECURITIES (Continued)

available-for-sale and a comparison of their cost, estimated fair values, and gross unrealized gains and losses at June 30, 2011:

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Equity securities (common stock)	$186,750	$—	$(98,355)	$88,395

        There were no sales or purchases of securities available-for-sale during 2011.

4. LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans

        The loan portfolio consisted of the following at June 30, 2011:

	Amount	Percent
Commercial and Industrial Loans	$46,463,474	60.3%
Commercial real estate line of credit	409,000	0.5%
Commercial real estate	11,435,393	14.8%
Construction—residential	15,177,696	19.7%
Construction—land development loans	420,000	0.5%
Real estate loans	3,079,737	4.0%
Other	85,899	0.1%

Gross Loans	77,071,199	100.0%

Deferred fee(income)costs, net	(62,401)
Allowance for loan losses	(3,664,586)

Loans , net	$73,344,212

Allowance for Loan Losses

        The Bank employs a documented and systematic methodology in estimating the adequacy of its allowance for loan losses, which assesses the risk of losses inherent in the portfolio, and represents the Bank's estimate of probable inherent losses in the loan portfolio as of the date of the financial statements. Establishment of the allowance for loan losses involves estimating losses for individual loans that have been deemed impaired and for groups of loans that are evaluated collectively. Reviews are performed to determine allowances for loans that have been individually evaluated and identified as loans that have probable losses; reserve requirements are attributable to specific weaknesses evidenced by various factors such as deterioration in the quality of the collateral securing the loan, payment delinquency or other events of default. Performing loans that currently exhibit no significant identifiable weaknesses or impairment are evaluated on a collective basis. The allowance for loan losses methodology incorporates management's judgment concerning the expected effects of current economic events and trends on portfolio performance, as well as the impact of concentration factors (such as property types, geographic regions and loan sizes). While the Bank's methodology utilizes historical and

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

other objective information, the establishment of the allowance for loan losses is to a significant extent based upon the judgment and experience of the Bank's management. The Bank believes that the allowance for loan losses is appropriate to cover inherent losses embedded in the loan portfolio; however, future changes in circumstances, economic conditions or other factors, including the effect of the Bank's various loan concentrations, could cause the Bank to increase or decrease the allowance for loan losses as necessary.

        Activity in the allowance for loan losses is summarized as follows for the six months ended June 30, 2011:

Beginning balance	$3,733,126
Provision for loan losses	—
Charge-offs	(609,220)
Recoveries	540,680

$3,664,586

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        Set forth below is information regarding loan balances and the related allowance for loan losses, by portfolio type for six months ended June 30, 2011.

	Commercial and Industrial Loans	Commercial Real Estate	Commercial Real Estate Line of Credit	Construction and Land Development Loans	Residential Real Estate Loans	Other	Total
Six months ended June 30, 2011 allowance for loan losses:
Balance at beginning of year	$2,117,128	$281,000	$120,000	$1,086,000	$128,000	$998	$3,733,126
Charge offs	(598,544)	—	—	—	(8,900)	(1,776)	(609,220)
Recoveries	475,528	—	—	65,152	—	—	540,680
Provision	249,567	191,315	(47,038)	(339,321)	(55,428)	905	—

Balance at end of year	$2,243,679	$472,315	$72,962	$811,831	$63,672	$127	$3,664,586

Allowance balance at end of year related to:
Loans individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—

Loans collectively evaluated for impairment	$2,243,679	$472,315	$72,962	$811,831	$63,672	$127	$3,664,586

Loans Balance at end of year:
Loans individually evaluated for impairment	$7,282,735	$769,900	$—	$157,343	$617,569	$—	$8,827,547
Loans collectively evaluated for impairment	39,180,739	10,665,493	409,000	15,440,353	2,462,168	85,899	68,243,652

Ending balance	$46,463,474	$11,435,393	$409,000	$15,597,696	$3,079,737	$85,899	$77,071,199

Credit Quality

        The quality of the loans in the Company's loan portfolio is assessed as a function of net credit losses, levels of nonperforming assets and delinquencies as defined by the Company 's overall credit risk management process and its evaluation of the adequacy of the allowance for loan losses.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        The following table provides a summary of the delinquency status of the Bank's loans by portfolio type as of June 30, 2011:

	Past due 30-59 days	Past due 60-89	Greater than 90 days past due	Total Past Due	Current	Total	Loan Past Due >90 and Accruing
Commercial and Industrial	$1,651,144	$526,029	$1,535,192	$3,712,365	$42,751,109	$46,463,474	$—
Commercial Real Estate	—	—	—	—	11,435,393	11,435,393	—
Commercial Real Estate Line of Credit	—	—	—	—	409,000	409,000	—
Construction and Land Development Loans	—	—	—	—	15,597,696	15,597,696	—
Real Estate Loans—One to Four Family	60,022	—	407,361	467,383	2,612,354	3,079,737	—
Other	—	—	—	—	85,899	85,899	—

Grand Total	$1,711,166	$526,029	$1,942,553	$4,179,748	$72,891,451	$77,071,199	$—

        Generally, the accrual of interest on a loan is discontinued when principal or interest payments become more than 90 days past due, unless management believes the loan is adequately collateralized and it is in the process of collection. However, in certain instances, when a loan is placed on nonaccrual status, previously accrued but unpaid interest is reversed against current income. Subsequent collections of cash are applied as principal reductions when received, except when the ultimate collectability of principal is probable, in which case interest payments are credited to income. Nonaccrual loans may be restored to accrual status when principal and interest become current and full repayment is expected. The following table provides information as of June 30, 2011, with respect to loans on nonaccrual status, by portfolio type:

Nonaccrual loans:
Commercial and Industrial	$4,390,128
Commercial Real Estate	—
Commercial Real Estate Line of Credit	—
Construction & Land Development	157,343
Real Estate Loans—Residential	617,569
Other	—

Grand Total	$5,165,040

        Of the nonaccrual loans above $2,524,000 was guaranteed by the U.S. Government as of June 30, 2011.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        The Company classifies its loan portfolios using internal credit quality ratings, as discussed above under Allowance for Loan and Losses. The following table provides a summary of loans by portfolio type and the Company's internal credit quality ratings as of June 30, 2011:

	Commercial and Industrial	Commercial Real Estate	Commercial Real Estate Line of Credit	Construction and Land Development	Real Estate Loans— Residential	Other	Total
Pass	$36,205,422	$9,044,025	$409,000	$12,887,272	$2,462,168	$85,899	$61,093,786
Special Mention	1,822,071	1,249,640	—	2,553,081	—	—	$5,624,792
Substandard	8,228,262	1,141,728	—	157,343	617,569	—	$10,144,902
Doubtful	207,719	—	—	—	—	—	$207,719

Grand Total	$46,463,474	$11,435,393	$409,000	$15,597,696	$3,079,737	$85,899	$77,071,199

Impaired Loans

        The Company's policy is to consider a loan impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. No allowance is required on an impaired loan when the discounted cash flows, collateral value or market price equals or exceeds the recorded investment in the loan. This typically occurs when the impaired loans have been partially charged-off and/or there have been interest payments received and applied to the loan balance. Evaluation of a loan's impairment is based on the present value of expected cash flows or the fair value of the collateral, if the loan is collateral dependent.

        The following table sets forth information regarding nonaccrual loans and restructured loans as of June 30, 2011:

Impaired Loans:
Nonaccruing loans	$2,091,528
Nonaccruing restructured loans	3,073,513
Accruing restructured loans	3,662,506
Accruing impaired loans	—

Total Impaired Loans	$8,827,547

Impaired loans less than 90 days delinquent and included in total impaired loans	$6,930,981

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        The table below contains additional information with respect to impaired loans with no allowance recorded by portfolio type as of June 30, 2011:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded
Commercial and industrial	$7,282,736	$13,376,754	$—	$9,447,801	$77,480
Commercial real estate	769,900	970,930	—	772,400	26,724
Commercial real estate line of credit	—	—	—	—	—
Construction and land development	157,342	426,944	—	254,673	—
Real estate loans—residential	617,569	822,930	—	649,810	—
Other	—	—	—

Grand Total	$8,827,547	$15,597,558	$—	$11,124,684	$104,204

        For loans evaluated for impairment, when the discounted cash flows, collateral value or market price equals or exceeds the recorded investment in the loan, then the loan does not require an allowance. This typically occurs when the impaired loans have been partially charged-off and/or there have been interest payments received and applied to the loan balance.

        In addition to its allowance for loan losses, the Company maintained an allowance for unfunded commercial real estate loan commitments on its existing loans. This allowance totaled $99,919 as of June 30, 2011.

5. EARNINGS PER SHARE ("EPS")

        Basic EPS excludes dilution and is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted to common stock that would then share in the Company's earnings. There were no outstanding stock options or other contracts to issue common stock at June 30, 2011 and 2010.

6. OTHER REAL ESTATE OWNED

        As of June 30, 2011, the Company had nine OREO properties comprised of six single family residences, two construction and land development properties, and one commercial building totaling approximately $4.3 million net of valuation allowance. The Company disposed of three properties totaling approximately $0.5 million during 2011.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

6. OTHER REAL ESTATE OWNED (Continued)

        Activity in OREO is summarized as follows as of June 30, 2011:

Balance, beginning of year	$3,206,863
Additions	3,105,638
Dispositions	(691,028)

5,621,473
Valuation allowance	(1,304,954)

Balance, end of year	$4,316,519

        Transactions in the valuation allowance are summarized as follows as of June 30, 2011:

Beginning of year	$(1,045,809)
Additions charged to expense	(275,610)
Charge-offs	16,465

End of year	$(1,304,954)

7. INCOME TAXES

        The Company accounts for income taxes by recognizing deferred tax assets and liabilities based upon temporary differences between the financial reporting and tax basis of its assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets when it is more-likely-than-not that a portion or all of the deferred tax assets will not be realized. At least annually, the Company reviews its analysis of whether a valuation allowance should be recorded against its deferred tax assets. Accounting literature states that a deferred tax asset should be reduced by a valuation allowance if, based on the weight of all available evidence, it is more likely than not (a likelihood of more than 50%) that some portion or the entire deferred tax asset will not be realized. The determination of whether a deferred tax asset is realizable is based on weighting all available evidence, including both positive and negative evidence. In making such judgments, significant weight is given to evidence that can be objectively verified.

        During the six months ended June 30, 2011, the Company conducted an assessment of the realizability of its deferred tax asset. Based on that assessment management concluded that it had become more likely than not that the Company's taxable income in the foreseeable future would not be sufficient to enable it to realize its deferred tax asset in its entirety. That conclusion was based on management's consideration of the relative weight of the available evidence, including market and economic conditions, and the uncertainties regarding the duration of and how the Company's future operating results would be affected by those conditions. As a result, management recorded a $4.7 million valuation allowance against the Company's deferred tax asset by means of a noncash charge to income tax expense for the six months ended June 30, 2011 which, based on management's assessment, it is more likely than not to be unable to use prior to their expiration.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

        The fair value hierarchy under GAAP describes three levels of inputs that may be used to measure fair value as follows:

Level 1	—	Quoted prices in active markets for identical assets or liabilities.
Level 2	—
Directly or indirectly observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves observable at commonly quoted intervals, volatilities, prepayment speeds, loss severities, credit risks, and default rates); or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3	—
Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities would include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

        A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Items Measured at Fair Value on a Recurring Basis

        Assets and liabilities measured at fair value on a recurring basis are summarized below as of June 30, 2011:

	Fair Value Measurement Using
	Fair Value at June 30, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Loans held for sale	$32,568,779	$—	$32,568,779	$—
Securities available-for-sale	88,395	—	88,395	—
Derivative assets	1,330,291	—	215,814	1,114,477
Servicing rights—Other	160,572	—	—	160,572
Servicing rights—Mortgage	462,943	—	—	462,943
I/O strips receivable	39,858	—	—	39,858

Total	$34,650,838	$—	$32,872,988	1,777,850

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

8. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

        The valuation techniques used to measure fair value for the items in the table above are as follows:

  •
  Loans held-for-sale—At January 1, 2008, the Bank elected the fair value option for its loans held for sale. The fair value of loans held for sale is based on its commitments from investors as well as what secondary markets are currently offering for portfolios with similar characteristics. Loans held for sale subjected to recurring fair value adjustments are classified as Level 2.

  •
  Securities available-for-sale—The Bank measures fair value of equity securities by using quoted market prices for similar securities or dealer quotes, a Level 2 measurement.

  •
  Derivative assets—This amount relates to interest rate lock commitments on mortgage loans and forward loan sales that are accounted for as freestanding derivative instruments. Because of the significance of unobservable inputs (such as the probability of funding) to the overall value of these instruments, the Bank's interest rate lock commitments are classified as Level 3. The input value assigned to forward loan sales are classified as Level 2.

  •
  Servicing rights-other—The fair value of servicing rights related to non mortgage loans serviced for others is determined by an internal model developed by management that calculates the present value of the expected net servicing income from the portfolio. Because of the significance of unobservable inputs these servicing rights are classified as Level 3.

  •
  Servicing rights-mortgage—During 2010 the Bank began retaining servicing on some of its mortgage loans sold and elected the fair value option for valuation of these mortgage servicing rights. The bank uses a third party to determine the value which is based on a model that calculates the present value of the expected net servicing income from the portfolio. Because of the significance of unobservable inputs these servicing rights are classified as Level 3.

  •
  I/O strips receivable—The fair value is determined by discounting future cash flows using discount rates and prepayment assumptions that market participants would use for similar financial instruments. Because of the significance of unobservable inputs, the I/O strips receivable are classified as Level 3.

        There were no transfers in or out of Level 3 measurements during the six month ended June 30, 2011.

Items Measured at Fair Value on a Nonrecurring Basis

        From time to time, the Bank is required to measure certain assets at fair value in accordance with GAAP. Generally, these adjustments are the result of loans held for investment that are considered to

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

8. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

be impaired. The following presents the fair value measurements of assets recorded at fair value on a nonrecurring basis as of June 30, 2011:

	Fair Value Measurement Using
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Impaired loans	$8,827,547	$—	$8,827,547	$—

OREO	$4,316,519	$—	$4,316,519	$—

        The valuation techniques used to measure fair value for the items in the table above are as follows:

  •
  Impaired Loans—Nonrecurring fair value adjustments to loans reflect full or partial write-downs that are based on the loan's observable market price or current appraised value of the collateral. Loans subjected to nonrecurring fair value adjustments based on the current appraised value of the collateral may be classified as Leve1 2 or Leve1 3 depending on the type of asset and the inputs to the valuation. When appraisals are used to determine impairment, the related loans subjected to nonrecurring fair value adjustments are typically classified as Leve1 2.

  •
  OREO—OREO is recorded at the lower of its carrying value or its fair value less anticipated disposal cost. Fair value of the OREO is determined by appraisals or independent valuation, which is then adjusted for the cost associated with liquidating the property and are classified as Leve1 2 inputs.

Financial Disclosures about Fair Value of Financial Instruments

        GAAP requires disclosure of the estimated fair value of certain financial instruments and the methods and significant assumptions used to estimate their fair values. Certain financial instruments and all nonfinancial instruments are excluded. Accordingly, the fair value disclosures required by GAAP are only indicative of the value of individual financial instruments and should not be considered an indication of the fair value of the Bank.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

8. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

        The following table presents the carrying amount and estimated fair value of certain financial instruments as of June 30, 2011:

	Carrying Value	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$59,940,268	$59,940,268
Securities held-to-maturity	85,209	95,142
Securities available-for-sale	88,395	88,395
Loans held-for-sale	32,568,779	32,568,779
Loans	77,376,748	66,751,221
Accrued interest receivable	356,432	356,432
Servicing rights	623,515	623,515
Derivative assets	1,330,291	1,330,291
I/O strips receivable	39,858	39,858
Financial Liabilities:
Deposits	$147,725,602	$146,874,000
Other borrowed funds	529,173	529,173
Accrued interest payable	57,969	57,969
Derivative liabilities	291,808	291,808

        The methods and assumptions that were used to estimate the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed above. The following methods and assumptions were used to estimate the fair value for other financial instruments for which it is practicable to estimate that value:

(a)
Cash and Cash Equivalents

        The fair value of cash and cash equivalents, which includes federal funds sold, approximates its carrying value.

(b)
Securities Held-to-Maturity

        For investment securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

(c)
Loans Held-for-Sale

        The fair value of loans held for sale is based on commitments from investors or prevailing market prices. The fair value of a closed loan includes the embedded cash flows that are ultimately realized as servicing value either through retention of the servicing asset or through the sale of a loan on a servicing released basis.

(d)
Loans

        The fair value of loans are estimated utilizing discounted cash flow techniques. The analysis takes into account current market rates of return, contractual interest rates, maturities and assumptions regarding expected future cash flows. Within each respective loan grouping, current market rates of

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2011 (Unaudited)

8. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

return are determined based on quoted prices for similar instruments that are actively traded, adjusted as necessary to reflect the illiquidity of the instrument. This approach requires the use of significant judgment surrounding current market rates of return, liquidity adjustments and the timing and amounts of future cash flows. Fair value adjustments may be recorded on a nonrecurring basis when determined necessary to record a specific reserve against such loans. These specific reserves are typically measured using the fair value of the loan's collateral, which is based on a current appraisal on the underlying collateral.

(e)
Accrued Interest Receivable and Payable

        The carrying amounts of these items are a reasonable estimate of their fair value because of the short maturities of these instruments.

(f)
Servicing Rights

        The fair value of servicing rights related to loans serviced for others is determined by computing the present value of the expected net servicing income from the portfolio.

(g)
Derivative Assets and Liabilities

        Loan commitments that are considered to be derivatives are valued by calculating the change in market value from a commitment date to a measurement date based upon changes in applicable interest rates during the period, adjusted for a fallout factor.

(h)
I/O Strips Receivable

        Fair value is determined by discounting future cash flows using discount rates and prepayment assumptions that market participants would use for similar financial instruments.

(i)
Deposits

        The fair value of demand deposits, savings deposits, and money market deposits is defined as the amounts payable on demand at year-end. The fair value of fixed maturity certificates of deposit is estimated based on the discounted value of the future cash flows expected to be paid on the deposits.

(j)
Borrowings

        Fair values approximate the carrying amounts for borrowings with remaining maturities of one year or less. The remaining portfolio is valued by estimating discounted future cash flows using rates currently available to us on similar borrowings.

QuickLinks

  Exhibit 99.1
INDEX TO GATEWAY FINANCIAL STATEMENTS
INDEPENDENT AUDITORS' REPORT
GATEWAY BANCORP AND SUBSIDIARY CONSOLIDATED BALANCE SHEET December 31, 2010
GATEWAY BANCORP AND SUBSIDIARY CONSOLIDATED STATEMENT OF OPERATIONS For the Year Ended December 31, 2010
GATEWAY BANCORP AND SUBSIDIARY CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME For the Year Ended December 31, 2010
GATEWAY BANCORP AND SUBSIDIARY CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY For the Year Ended December 31, 2010
GATEWAY BANCORP AND SUBSIDIARY CONSOLIDATED STATEMENT OF CASH FLOWS For the Year Ended December 31, 2010
GATEWAY BANCORP AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2010
STATEMENT OF FINANCIAL CONDITION
GATEWAY BANCORP AND SUBSIDIARY CONSOLIDATED BALANCE SHEET June 30, 2011 (Unaudited)
GATEWAY BANCORP AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS For the Six Months Ended June 30, 2011 and 2010 (Unaudited)
GATEWAY BANCORP AND SUBSIDIARY CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS For the Six Months Ended June 30, 2011 and 2010 (Unaudited)
GATEWAY BANCORP AND SUBSIDIARY CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY For the Six Months Ended June 30, 2011 (Unaudited)
GATEWAY BANCORP AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS For the Six Months Ended June 30, 2011 and 2010 (Unaudited)
GATEWAY BANCORP AND SUBSIDIARY NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS June 30, 2011 (Unaudited)